Exhibit 10(f)(7)

NQ_________

STOCK OPTION AGREEMENT
PURSUANT TO
THE COMTECH TELECOMMUNICATIONS CORP.
2000 STOCK INCENTIVE PLAN

          AGREEMENT, dated as of ___________, 2005, (the “Grant Date”) by and between Comtech Telecommunications Corp. (the “Company”) and _________________ (the “Participant”).

Preliminary Statement

          The committee appointed by the Board of Directors of the Company (the “Committee”), to administer The Comtech Telecommunications Corp. 2000 Stock Incentive Plan (the “Plan”), has authorized this grant of a non-qualified stock option (the “Option”) to purchase the number of shares of the Company’s common stock, par value $.10 per share (the “Common Stock”) set forth below to the Participant, as an Eligible Employee of the Company or an Affiliate of the Company (collectively, the Company and all such Affiliates of the Company shall be referred to as the “Employer”). Unless otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan. A copy of the Plan has been delivered to the Participant. By signing and returning this Agreement, the Participant acknowledges having received and read a copy of the Plan and agrees to comply with it, this Agreement and all applicable laws and regulations.

          Accordingly, the parties hereto agree as follows:

          1.     Tax Matters. The Option granted hereby is a non-qualified stock option. No part of the Option is intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

          2.     Grant of Option. Subject in all respects to the Plan and the terms and conditions set forth herein and therein, the Participant is hereby granted an Option to purchase from the Company up to ________ shares of Common Stock, at a price per share of $_______ (the “Option Price”).1

          3.     Exercise. The Option shall become exercisable in installments over a three (3) year period, commencing on the Grant Date, at the rate of 25% effective on the first and second anniversaries of the Grant Date and 50% on the third anniversary of the Grant Date (each, a “Vesting Date”), which shall be cumulative; provided that the Participant has not incurred a Termination of Employment with the Employer prior to the applicable Vesting Date. To the extent that the Option has become vested and exercisable with respect to a percentage of shares of Common Stock granted as provided above, the Option may thereafter be exercised by the Participant, in whole or in part, at any time or from time to time prior to the expiration of the Option as provided herein and in accordance with Section 6.3(d) of the Plan, to the extent permitted by law, including, without limitation, the filing of such

[1] Must be at least 100% of Fair Market Value.

written form of exercise notice, if any, as may be required by the Committee and payment in full of the Option Price multiplied by the number of shares of Common Stock so exercised. Upon expiration of the Option, the Option shall be canceled and no longer exercisable.

          There shall be no proportionate or partial vesting in the periods prior to each Vesting Date and all vesting shall occur only on the appropriate Vesting Date.

          (a)      Notwithstanding any other provision to the contrary, to the extent this Option is not vested upon the Participant’s Termination of Employment, the Option shall, upon such Termination of Employment, be non-exercisable and shall be canceled.

          (b)      The provisions in the Plan regarding Detrimental Activity shall apply to this Option. In the event that the Participant engages in Detrimental Activity prior to the exercise of the Option, the Option (whether vested or unvested) shall terminate and expire as of the date the Participant engaged in such Detrimental Activity. The Participant is deemed to have certified at the time of exercise that the Participant is in compliance with the terms and conditions of the Plan and that the Participant has not engaged in, and does not intend to engage in, any Detrimental Activity. In the event the Participant engages in Detrimental Activity, the Company shall be entitled to those rights specified in the Plan.

          4.      Option Term. Unless terminated earlier as provided below or otherwise pursuant to the Plan, the Option shall expire five (5) years after the Grant Date.

          5.      Termination. Subject to Section 4 above and the terms of the Plan, the Option, to the extent vested at the time of a Participant’s Termination of Employment, shall remain exercisable as follows:

          (a)      In the event of the Participant’s Termination of Employment by reason of death, Disability or Retirement, the Option shall remain exercisable until the earlier of (i) one (1) year from the date of such Termination of Employment or (ii) the expiration of the stated term of the Option pursuant to Section 4 hereof; provided, however, that in the case of Retirement, if the Participant dies within such one (1) year exercise period, any unexercised Option held by such Participant shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of one (1) year from the date of death, but in no event beyond the expiration of the stated term of the Option pursuant to Section 4 hereof.

          (b)      In the event of the Participant’s involuntary Termination of Employment without Cause, the Option shall remain exercisable to the extent to which it was exercisable at the time of such Termination of Employment, until the earlier of (i) ninety (90) days from the date of such Termination of Employment or (ii) the expiration of the stated term of the Option pursuant to Section 4 hereof.

          (c)      In the event of the Participant’s voluntary Termination of Employment, the Participant’s entire Option (whether or not vested) shall be forfeited and canceled in its entirety upon such Termination of Employment.

          (d)      In the event of the Participant’s Termination of Employment for Cause or by reason of the Participant’s voluntary termination within ninety (90) days after an event that would be grounds for a Termination of Employment for Cause, the Participant’s entire Option (whether or not vested) shall be forfeited and canceled in its entirety upon such Termination of Employment.

          6.      Restriction on Transfer of Option. The Option granted hereby shall not be transferable other than by will or by the laws of descent and distribution and during the lifetime of the Participant, may be exercised only by the Participant or the Participant’s guardian or legal representative.

In addition, the Option shall not be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and the Option shall not be subject to execution, attachment or similar process. Upon any attempt to transfer, assign, negotiate, pledge or hypothecate the Option or in the event of any levy upon the Option by reason of any execution, attachment or similar process contrary to the provisions hereof, the Option shall immediately become null and void. Notwithstanding the foregoing provisions, the Committee, in its discretion, may make the Option transferable subject to, and in accordance with, the terms and conditions of the Plan.

          7.      Rights as a Stockholder. The Participant shall have no rights as a stockholder with respect to any shares covered by the Option unless and until the Participant has become the holder of record of the shares.

          8.      Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.

          9.      Notices. Any notice or communication given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, or by United States mail, to the appropriate party at the address set forth below (or such other address as the party shall from time to time specify):

If to the Company, to:	If to the Participant, to:

Comtech Telecommunications Corp.	The address indicated after the
105 Baylis Road	Participant’s signature at the end
Melville, NY 11747	of this Agreement.
Attention: Secretary

          10.      No Obligation to Continue Employment. This Agreement is not an agreement of employment. This Agreement does not guarantee that the Employer will employ the Participant for any specific time period, nor does it modify in any respect the Employer’s right to terminate or modify the Participant’s employment or compensation.

          IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

COMTECH TELECOMMUNICATIONS CORP.

[Participant’s Signature]

Social Security No.
By:
Home Address:		Authorized Officer
Street

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